UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1030 W. Canton Avenue, Ste. 100

Winter Park, FL 32789

(Address of principal executive offices, including zip code)

(407) 333-7440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 2, 2016, Ruth’s Hospitality Group, Inc. issued a press release announcing the appointment of Ms. Giannella Alvarez to its Board of Directors, effective immediately. Ms. Alvarez has 25 years of experience in U.S. and international consumer product goods with premier brands and companies. Ms. Alvarez will stand for election by vote of the shareholders at the next annual meeting. With her appointment, the Board is now comprised of seven members, six of whom are independent. Ms. Alvarez has not entered into any material plan, contract or arrangement in connection with her appointment as a director. There are no arrangements or understandings between Ms. Alvarez and any other person to which she was selected to serve as a director of the Company, nor is she a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On January 29, 2016, the Company announced that Mr. John F. McDonald, III, Vice President-General Counsel, Chief Compliance Officer and Corporate Secretary, will retire. Effective February 1, 2016, Mr. McDonald began transitioning his role to Ms. Alice G. Givens. Mr. McDonald has had a distinguished legal career with over 40 years of experience including serving as general counsel for both NYSE and NASDAQ listed companies, 25 years of private practice and service as Justice of the Peace for the 4th Ward in Tammany Parish, Louisiana.

Effective February 1, 2016, Ms. Alice G. Givens joined Ruth’s Hospitality Group as Vice President-General Counsel, Chief Compliance Officer and Corporate Secretary. Ms. Givens has nearly 20 years of corporate legal experience and most recently served for over eight years as Vice President and Associate General Counsel at J. Crew Group, Inc.

The Company also announced that effective May 31, 2016, Mr. Rick Crossland, Vice President of Culinary Development, will retire after five years in this role. Mr. Crossland has over 40 years experience in the culinary industry including leading food and beverage development for several major U.S. restaurant brands.

Effective May 31, 2016, Mr. Abdiel Aleman will be promoted from his role as Senior Director of Culinary Development for Ruth’s Chris to Vice President of Culinary Development upon Mr. Crossland’s departure. Mr. Aleman has more than 21 years experience with Ruth’s Chris at various locations around the globe.

Finally, the Company announced that Ms. Susie Gorsline has been appointed to the position of Chief People Officer. Ms. Gorsline has held a number of HR Leadership positions in the restaurant industry at several major U.S. restaurant brands. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Press Release issued by Ruth’s Hospitality Group, Inc. dated February 2, 2016.

Exhibit 99.2 Press Release issued by Ruth’s Hospitality Group, Inc. dated January 29, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: February 3, 2016	By:	/s/ Arne G. Haak
Arne G. Haak
Executive Vice President and Chief Financial Officer

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